UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2014

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, Behringer Harvard Opportunity REIT II, Inc. (which may be referred to herein as the “Registrant,” the “Company,” “we,” “our” or “us”), hereby amends our Current Report on Form 8-K filed on October 15, 2014 to provide the required financial statements relating to our acquisition of a 435-unit multifamily community located in the Lakewood submarket of Dallas, Texas (“Lakewood Flats”), as described in such Current Report.

After reasonable inquiry, we are not aware of any material factors relating to Lakewood Flats that would cause the revenues and certain operating expenses reported herein not to be necessarily indicative of future operating results.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS.

		Page

(a)	Financial Statements of Business Acquired

	Independent Auditors’ Report	3

	Statements of Revenues and Certain Operating Expenses for the Nine Months Ended September 30, 2014 (unaudited) and for the Year Ended December 31, 2013	4

	Notes to the Statements of Revenues and Certain Operating Expenses for the Nine Months Ended September 30, 2014 (unaudited) and for the Year Ended December 31, 2013	5

(b)	Pro Forma Financial Information

	Unaudited Pro Forma Consolidated Financial Information	7

	Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2014	9

	Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2014	10

	Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2013	11

	Notes to Unaudited Pro Forma Consolidated Financial Statements	12

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Behringer Harvard Opportunity REIT II, Inc.

Addison, Texas

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of Lakewood Flats (the “Property”) for the year ended December 31, 2013. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as it relates to the Historical Summary as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting as it relates to the Historical Summary. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K/A of Behringer Harvard Opportunity REIT II, Inc.) as described in Note 1 and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain operating expenses, as described in Note 1, of the Property for the year ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

/s/ Saville Dodgen & Company, PLLC

Dallas, Texas

December 11, 2014

Lakewood Flats

Statements of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2014 (Unaudited) and

the Year Ended December 31, 2013

(in thousands)

	Nine Months Ended September 30, 2014 (Unaudited)	Year Ended December 31, 2013
Revenues
Rental revenue	$3,884	$4,042
Tenant reimbursement and other income	209	234
Total revenues	4,093	4,276

Certain Operating Expenses
Property operating expenses	770	991
Real estate taxes	679	906
Management fees	129	133
General and administrative expenses	134	369
Total certain operating expenses	1,712	2,399

Revenues in excess of certain operating expenses	$2,381	$1,877

See accompanying Notes to the Statements of Revenues and Certain Operating Expenses.

Lakewood Flats

Notes to the Statements of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2014 (unaudited)

and for the Year Ended December 31, 2013

1.              BASIS OF PRESENTATION

On October 10, 2014, Behringer Harvard Opportunity REIT II, Inc. (“the Company”), through a wholly-owned subsidiary of its operating partnership, purchased Lakewood Flats, a multifamily community with 435 rental units on approximately 13.5 acres located in Dallas, Texas (the “Property”) from an unaffiliated seller. The purchase price for the Property was $60.5 million, excluding closing costs.

The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summaries include the historical revenue and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. The Historical Summaries are not intended to be a complete presentation of the revenue and expenses of the Property for the nine month period ended September 30, 2014 and for the year ended December 31, 2013. The statements of revenues and certain operating expenses exclude interest expense, asset management fees, bank charges, and depreciation and amortization, which may not be comparable to the proposed future operations of the Property.

2.              INTERIM UNAUDITED FINANCIAL INFORMATION

The statement of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2014, included in this report, are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included.  Such adjustments consist of normal recurring items.  Interim results are not necessarily indicative of results for a full year.

3.              PRINCIPLES OF REPORTING AND USE OF ESTIMATES

The preparation of the statements of revenues and certain operating expenses, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions of the reported amounts of revenues and certain operating expenses during the reporting period. Actual results may differ from those estimates.

4.              SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Property’s operations consist of rental revenue earned from its tenants under operating leases with lease terms typically for 12 months or less.  Rental revenue is recognized when earned.  Tenant reimbursement and other income is recognized when due and consists primarily of charges billed to tenants for trash removal, utilities, application fees, administrative fees, cleaning fees, and late fees.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Lakewood Flats

Notes to the Statements of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2014 (unaudited)

and for the Year Ended December 31, 2013

5.              SUBSEQUENT EVENTS

The Company evaluated events that occurred after December 31, 2013 and through December 11, 2014, the date these financial statements were available for issue, and no subsequent events that met recognition or disclosure criteria were identified.

* * * * * *

Behringer Harvard Opportunity REIT II, Inc.

Unaudited Pro Forma Consolidated Financial Information

On October 10, 2014, Behringer Harvard Opportunity REIT II, Inc. (which may be referred to as the “Registrant,” “we,” “our” or “us”) through 7425 La Vista, LLC, a wholly-owned subsidiary of its operating partnership, acquired a 435-unit multifamily community currently known as Lakewood Flats (the “Property”) located in Dallas, Texas from an unaffiliated third party.  The purchase price for the Property, excluding closing costs, was $60.5 million, of which $27 million was paid in cash and the remaining $33.5 million was provided by a mortgage loan from The Prudential Insurance Company of America, an unaffiliated third party, as lender (the “Loan,” described further below).  We funded the cash consideration paid with available cash which had been primarily generated from previous asset sales.

The Property is situated on approximately 13.5 acres and features two resort-inspired swimming pools, a clubhouse with lounge, gourmet kitchen, game room, and a 24-hour fitness facility.  The Property, which was constructed in 2013, contains approximately 339,000 net rentable square feet with an average unit size of approximately 779 square feet and was approximately 97% leased as of October 7, 2014.

We believe that the Property is suitable for its intended purpose and adequately covered by insurance.  In addition, the Property is located in the Lakewood submarket of Dallas.

On October 10, 2014, 7425 La Vista, LLC, a wholly-owned subsidiary of the Registrant’s operating partnership, entered into the Loan for $33.5 million.  The Loan is secured by the Property and is nonrecourse to us.  The Loan bears interest at the 30-day LIBOR rate plus 1.5%, and requires monthly interest payments during the term of the loan with the unpaid principal and interest due on the maturity date of November 5, 2019.  The Loan may be prepaid in its entirety, provided that if prepayment is made prior to December 5, 2016, a prepayment premium is required.

In our opinion, all material adjustments necessary to reflect the effects of the above transaction have been made.

We have made the following acquisitions since January 1, 2013:

Property Name	Date of Acquisition	Total Purchase Price(1)	OP REIT II Ownership Interest
Wimberly at Deerwood	February 19, 2013	$35.6 million	95%
22 Exchange	April 16, 2013	$28.1 million	90%
Parkside Apartments	August 8, 2013	$21.5 million	90%
Lakewood Flats	October 10, 2014	$60.5 million	100%

(1)         Purchase price is presented before closing costs for the acquired property and does not reflect any adjustments for ownership interest percentage.

The following unaudited pro forma consolidated balance sheet as of September 30, 2014 is presented as if we acquired Lakewood Flats on September 30, 2014.  The following unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2014 and the year ended December 31, 2013 are presented as if we had acquired Wimberly at Deerwood, 22 Exchange, Parkside Apartments and Lakewood Flats on January 1, 2013.

This unaudited pro forma consolidated financial information should be read in conjunction with the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the nine months ended September 30, 2014 and our annual report on Form 10-K for the year ended December 31, 2013 and are not necessarily indicative of what the actual financial position or results of operations would have been had we completed the transaction as of the beginning of the periods presented, nor is it necessarily indicative of future results.

Behringer Harvard Opportunity REIT II, Inc.

Pro Forma Consolidated Balance Sheet (Unaudited)

As of September 30, 2014

(in thousands, except shares)

	September 30, 2014	Pro Forma		Pro Forma
	as Reported	Adjustments		September 30, 2014
	(a)	(b)
Assets
Real Estate
Land and land improvements, net	$55,690	$7,315		$63,005
Buildings and improvements, net	189,360	50,584		239,944
Real estate under development	2,294	—		2,294
Total real estate	247,344	57,899		305,243

Cash and cash equivalents	105,180	(27,335)		77,845
Restricted cash	5,123	—		5,123
Accounts receivable, net	1,807	—		1,807
Prepaid expenses and other assets	1,801	—		1,801
Investment in unconsolidated joint venture	12,355	—		12,355
Furniture, fixtures and equipment, net	7,200	1,072		8,272
Deferred financing fees, net	2,240	335	(c)	2,575
Lease intangibles, net	1,040	1,529		2,569
Income taxes receivable	167	—		167
Total assets	$384,257	$33,500		$417,757

Liabilities and Equity
Notes payable	$193,243	$33,500	(c)	$226,743
Accounts payable	1,238	—		1,238
Payables to related parties	525	—		525
Acquired below-market leases, net	242	—		242
Distributions payable to noncontrolling interest	18	—		18
Accrued and other liabilities	7,552	—		7,552
Total liabilities	202,818	33,500		236,318

Commitments and contingencies	—			—

Equity
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—		—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 outstanding	—	—		—
Common stock, $.0001 par value per share; 350,000,000 shares authorized, 25,908,217 shares issued and outstanding	3	—		3
Additional paid-in capital	232,040	—		232,040
Accumulated distributions and net loss	(58,664)	—		(58,664)
Accumulated other comprehensive income	24	—		24
Total Behringer Harvard Opportunity REIT II, Inc. equity	173,403	—		173,403
Noncontrolling interest	8,036	—		8,036
Total equity	181,439	—		181,439
Total liabilities and equity	$384,257	$33,500		$417,757

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

Behringer Harvard Opportunity REIT II, Inc.

Pro Forma Consolidated Statement of Operations (Unaudited)

For the Nine Months Ended September 30, 2014

(in thousands, except per share amounts)

	Nine Months Ended September 30, 2014 as Reported	Consolidated Statement of Operations	Other Pro Forma Adjustments		Pro Forma Nine Months Ended September 30, 2014
	(a)	(b)

Revenues
Rental revenue	$23,315	$4,093	$—		$27,408
Hotel revenue	12,313	—	—		12,313
Total revenues	35,628	4,093	—		39,721

Expenses
Property operating expenses	8,293	904	—		9,197
Hotel operating expenses	9,037	—	—		9,037
Interest expense, net	5,903	—	416	(c)	6,319
Real estate taxes	3,909	679	—		4,588
Property management fees	1,209	129	(129	)(d)	1,332
			123	(e)
Asset management fees	1,669	—	318	(f)	1,987
General and administrative	3,082	—	—		3,082
Acquisition expense	30	—	—		30
Depreciation and amortization	10,229	—	1,729	(g)	11,958
Total expenses	43,361	1,712	2,457		47,530

Interest income, net	162	—	—		162
Loss on early extinguishment of debt	(454)	—	—		(454)
Other income (loss)	(24)	—	—		(24)
Gain on sale of real estate	11,454	—	—		11,454
Income tax benefit	127	—			127

Income from continuing operations	3,532	2,381	(2,457)		3,456

Noncontrolling interest in continuing operations	278	—	—		278

Net income from continuing operations attributable to the Company	$3,810	$2,381	$(2,457)		$3,734

Weighted average shares outstanding	25,980				25,980

Income per share from continuing operations	$0.15				$0.14

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

Behringer Harvard Opportunity REIT II, Inc.

Pro Forma Consolidated Statement of Operations (Unaudited)

For the Year Ended December 31, 2013

(in thousands, except per share amounts)

	Year Ended December 31, 2013 as Reported	Prior Acquisitions Pro Forma Adjustments	Consolidated Statement of Operations	Other Pro Forma Adjustments		Pro Forma Year Ended December 31, 2013
	(a)	(b)	(c)

Revenues
Rental revenue	$28,517	$3,208	$4,276	$—		$36,001
Hotel revenue	14,872	—	—	—		14,872
Total revenues	43,389	3,208	4,276	—		50,873

Expenses
Property operating expenses	9,792	1,004	1,360	—		12,156
Hotel operating expenses	11,363	—	—	—		11,363
Interest expense, net	7,844	569	—	566	(d)	8,979
Real estate taxes	4,716	563	906	—		6,185
Property management fees	1,521	121	133	(133	)(e)
				128	(f)	1,770
Asset management fees	3,478	—	—	605	(g)	4,083
General and administrative	4,243	—	—	—		4,243
Acquisition expense	3,998	—	—	—		3,998
Depreciation and amortization	13,978	1,214	—	3,835	(h)	19,027
Total expenses	60,933	3,471	2,399	5,001		71,804

Interest income, net	128	—	—	—		128
Other income (loss)	46	—	—	—		46
Provision for income taxes	(183)	—	—	—		(183)

Loss from continuing operations	(17,553)	(263)	1,877	(5,001)		(20,940)

Noncontrolling interest in continuing operations	577	(26)	—	—		551

Net loss from continuing operations attributable to the Company	$(16,976)	$(289)	$1,877	$(5,001)		$(20,389)

Weighted average shares outstanding	26,035					26,035

Loss per share from continuing operations	$(0.65)					$(0.78)

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

Behringer Harvard Opportunity REIT II, Inc.

Notes to Unaudited Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Balance Sheet

a.              Reflects our historical balance sheet as of September 30, 2014.

b.              Reflects our acquisition of a 100% ownership interest in Lakewood Flats on October 10, 2014 for total consideration transferred of $60.5 million which consisted of $27 million in cash and the remaining $33.5 million was provided by a mortgage loan from an unaffiliated third party.  Amounts represent the necessary adjustments to add the assets purchased from the seller as if the acquisition took place as of September 30, 2014.  We did not assume any liabilities in the acquisition.  We have preliminarily allocated our purchase price to the assets below and estimated the remaining useful lives of the tangible and intangible assets as follows (amounts in thousands):

Description	Allocation	Estimated Useful Life

Land and land improvements	$7,315	(1)
Buildings and improvements	50,584	25 years
Furniture, fixtures and equipment	1,072	5 years
Lease intangibles	1,529	6 months

	$60,500

(1)  Includes $0.7 million of land improvements with an estimated useful life of 15 years.

We have preliminarily allocated the purchase price to the above tangible and identified intangible assets acquired based on their fair values in accordance with generally accepted accounting principles as follows:

Upon the acquisition of real estate properties, we recognize the assets acquired, the liabilities assumed, and any noncontrolling interest as of the acquisition date, measured at their fair values.  The acquisition date is the date on which we obtain control of the real estate property.  The assets acquired and liabilities assumed may consist of buildings, any assumed debt, identified intangible assets and asset retirement obligations.  Identified intangible assets generally consist of the above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships.  Goodwill is recognized as of the acquisition date and measured as the aggregate fair value of the consideration transferred and any noncontrolling interests in the acquiree over the fair value of identifiable net assets acquired.  Likewise, a bargain purchase gain is recognized in current earnings when the aggregate fair value of the consideration transferred and any noncontrolling interests in the acquiree is less than the fair value of the identifiable net assets acquired.  Acquisition-related costs are expensed in the period incurred.

Initial valuations are subject to change until our information is finalized, which is no later than twelve months from the acquisition date.

The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and buildings.  Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods.  The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to (a) the remaining non-cancelable lease term for above-market leases, or (b) the remaining non-cancelable lease term plus any fixed rate renewal option for below-market leases.  We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the above determined lease term.

Behringer Harvard Opportunity REIT II, Inc.

Notes to Unaudited Pro Forma Consolidated Financial Statements

The estimates of fair value of in-place leases include an estimate of carrying costs during the expected lease-up periods for the respective spaces, considering current market conditions.  In estimating fair value of in-place leases, we consider items such as real estate taxes, insurance and other operating expenses, as well as lost rental revenue during the expected lease-up period and carrying costs that would have otherwise been incurred had the leases not been in place, including tenant improvements and commissions.  The estimates of the fair value of tenant relationships also include costs to execute similar leases.  We amortize the value of in-place leases to expense over the term of the respective leases.

c.               Reflects the $33.5 million mortgage loan in connection with the acquisition of Lakewood Flats, along with associated deferred financing costs of approximately $0.3 million.

Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2014

a.              Reflects our historical operations for the nine months ended September 30, 2014.

b.              Reflects the historical revenues and certain operating expenses of Lakewood Flats for the nine months ended September 30, 2014.

c.               Reflects the anticipated interest expense associated with the mortgage loan in connection with the purchase of Lakewood Flats.  The Loan, with a current balance of $33.5 million, bears interest at the 30-day LIBOR rate plus 1.5%.

d.              Reflects the reversal of historical property management fees for Lakewood Flats.

e.               Reflects the property management fees associated with the current management of Lakewood Flats, for a fee of 3% of annual gross revenues, as defined in the property management agreement.

f.                Reflects the inclusion of a monthly asset management fee associated with Lakewood Flats, based on one-twelfth of 0.7% of the sum of the value of each asset.

g.               Reflects the depreciation and amortization of Lakewood Flats using the straight-line method over the estimated useful life of 25 years for buildings, 15 years for land improvements, 15 years for signage, landscaping and miscellaneous site improvements, 5 years for furniture, fixtures and equipment and 6 months for lease intangibles.

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2013

a.              Reflects our historical operations for the year ended December 31, 2013.

b.              Reflects the pro forma adjustments for the acquisition of Wimberly at Deerwood, which was acquired on February 19, 2013, 22 Exchange, which was acquired on April 16, 2013, and Parkside Apartments, which was acquired on August 8, 2013, as if the properties had been acquired on January 1, 2013.

c.               Reflects the historical revenues and certain operating expenses of Lakewood Flats for the year ended December 31, 2013.

d.              Reflects the anticipated interest expense associated with the mortgage loan in connection with the purchase of Lakewood Flats.  The Loan, with a current balance of $33.5 million, bears interest at the 30-day LIBOR rate plus 1.5%.

e.               Reflects the reversal of historical property management fees for Lakewood Flats.

f.                Reflects the property management fees associated with the current management of Lakewood Flats, for a fee of 3% of annual gross revenues, as defined in the property management agreement.

Behringer Harvard Opportunity REIT II, Inc.

Notes to Unaudited Pro Forma Consolidated Financial Statements

g.               Reflects the inclusion of a monthly asset management fee associated with Lakewood Flats, based on one-twelfth of 1.0% of the sum of the higher of the cost or value of each asset.

h.              Reflects the depreciation and amortization of Lakewood Flats using the straight-line method over the estimated useful life of 25 years for buildings, 15 years for land improvements, 15 years for signage, landscaping and miscellaneous site improvements, 5 years for furniture, fixtures and equipment and 6 months for lease intangibles.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: December 19, 2014	By:	/s/ S. Jason Hall
S. Jason Hall
Chief Financial Officer